EMAGIN CORPORATION

                             NOTE PURCHASE AGREEMENT


     THIS NOTE PURCHASE AGREEMENT (this "Agreement") is entered into as of August 20, 2001, by and among eMagin Corporation, a Delaware corporation (the "Company"), and The Travelers Insurance Company, a Connecticut corporation ("Travelers" or the "Investor").

     The parties hereby agree as follows:

     1. Purchase and Sale of Note; Issuance of Warrants.

     (a) The Company has duly authorized for sale, issue and delivery to the Investor a note (the "Note") in the principal amount of $1,000,000, due nine months after its date of issuance and substantially in the form attached to this Agreement as Exhibit A.

     (b) Subject to the terms of this Agreement, Travelers agrees to purchase, and the Company agrees to issue to Travelers, the Note for a purchase price of $1,000,000.

     (c) The purchase and sale of the Note shall take place concurrently with the execution of this Agreement (the "Closing"). At the Closing, the Company shall deliver to the Investor (i) an executed counterpart to this Agreement and
(ii) the Note, in all cases  against  delivery to the Company by the Investor of
(i) an executed counterpart to this Agreement and (ii) the purchase price of the Note, by bank wire transfer of immediately available funds to an account designated in writing by the Company.

     (d) If the Note is not repaid or converted in accordance with its terms by 5:00 p.m., New York time, on the date which is one week after the date of this Agreement (the "First Warrant Date"), then the Company will promptly issue to Travelers a three-year warrant (the "First Warrant") to purchase shares of the Company's common stock, par value $.001 per share (the "Common Stock"), for an aggregate exercise price of $50,000, at a price per share equal to 106% of the volume weighted average price of the Common Stock on the American Stock Exchange (or the over-the-counter market) for the 20 trading days immediately preceding the First Warrant Date. At the end of each week after the First Warrant Date, if the Note has not then been repaid or converted in accordance with its terms, the Company will issue an additional three-year warrant (together with the First Warrant, the "Warrants"), having substantially identical terms, as the First Warrant, except that the expiration date and the exercise price per share shall be determined as of the date of issuance of such Warrant; provided, however, that at no time shall the Company be obligated to issue additional Warrants if such issuance would result in the Investor's being able to acquire more than 19.9% of the Company's outstanding Common Stock upon exercise of the Warrants in contravention of the rules of the American Stock Exchange or any other self-regulatory organization constituting the principal trading market for the Common Stock. The terms of the Warrants (including a provision permitting "cashless" exercise) shall be reasonably acceptable to Travelers.

     2. Representations and Warranties of the Investor. The Investor hereby represents and warrants to theCompany as follows:

     (a) The Investor is acquiring the Note and will acquire the Warrants (together with the Note, the "Securities") for the Investor's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any such person or to any third person, with respect to the Securities.

     (b) The Investor understands that (i) the Securities have not been registered under either the Securities Act or the securities laws of any state of the United States by reason of specific exemptions therefrom, (ii) the Securities must be held by the Investor indefinitely, and, therefore, the Investor must bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and the securities laws of any applicable state or is exempt from such registrations;
(iii) each certificate that represents the Securities will be endorsed with legends as required by applicable securities laws; and (iv) the Company will instruct any transfer agent not to register the transfer of any of the Securities unless the conditions specified in the foregoing legend are satisfied.

     (c) The Investor has been furnished with such materials and has been given access to such information relating to the Company as the Investor has requested. The Investor has been afforded the opportunity to ask questions regarding the Company and the Securities as the Investor has found necessary to make an informed investment decision. The Investor has been solely responsible for its own due diligence investigation of the Company and its business, for its own analysis of the merits and risks of its investment made pursuant to this Agreement and for its own analysis of the terms of its investment.

     (d) The Investor is an "accredited investor" within the meaning of Rule 501 under the Securities Act. The Investor is in a financial position to hold the Securities and is able to bear the economic risk and withstand a complete loss of the Investor's investment in the Securities. The Investor recognizes that the Securities involve a high degree of risk. The Investor is a sophisticated investor, is able to fend for itself in the transaction contemplated by this Agreement, and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the prospective investment in the Securities.

     (e) (i) The Investor has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement, (ii) the execution and delivery of this Agreement by the Investor and the consummation by it of the transactions


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



contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Investor or its Board of Directors or stockholders is required, and (iii) this Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except, in each case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     (f) Neither the Investor nor any person acting on its behalf (i) has the intention of entering, or will enter into, any put option, short position or other similar instrument or position with respect to the Common Stock that may be acquired upon exercise of the Warrants or (ii) will use shares of Common Stock that may be acquired upon exercise of the Warrants to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

     3. Representations and Warranties of the Company. The Company represents and warrants to the Investor as follows:

     (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have any adverse effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Securities (a "Material Adverse Effect").

     (b) Authorization, Enforcement. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and the Securities, pursuant to their respective terms, (ii) the execution and delivery of this Agreement and the Securities by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) each of this Agreement and the Note has been (and the Warrants, when and if issued, will have been) duly executed and delivered by the Company and constitutes or will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except, in each case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     (c) Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 25,085,145 shares are issued and outstanding and 10,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized and are fully paid and non-assessable, except as set forth in the SEC Documents (as defined below). Except as set forth in this Agreement and as set forth in the SEC Documents, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrant, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth in the SEC Documents, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the SEC Documents, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Company has filed as exhibits to the SEC Documents true and correct copies of the Company's articles or certificate of incorporation as in effect on the date hereof (the "Charter"), and the Company's bylaws as in effect on the date hereof (the "Bylaws"). The Company has not received any notice from the AMEX questioning or threatening the continued inclusion of the Common Stock on such market.

     (d) Issuance of Securities. The Note and Warrants (and the shares of Common Stock underlying such Warrants) to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms of the Warrants, the Common Stock issued on exercise of the Warrants shall be validly issued and outstanding, fully paid and non-assessable.

     (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the Company's Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or


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



assets are bound, or (iv) result in a violation of any federal, state, or local statute, rule, regulation, order, judgment or decree (including any federal or state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected. To the knowledge of the Company, the business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Securities in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the SEC or state securities administrators subsequent to the Closing and any registration statement which may be filed pursuant hereto); provided that, for purpose of the representation made in this sentence, the
Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

     (f) SEC Documents, Financial Statements. The Common Stock is registered pursuant to Section 12 of the Exchange Act, and, except as disclosed in the SEC Documents, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company has delivered or made available to the Investor true and complete copies of the SEC Documents. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such documents, and, as of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements under the United States Generally Accepted Accounting Principles, as those conventions, rules and procedures are determined by the Financial Accounting Standards Board ("GAAP"), and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     (g) Subsidiaries. The SEC Documents set forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of the Company's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is a party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

     (h) No Material Adverse Effect. Since the date of the financial statements contained in the most recently filed Form 10-Q or Form 10-K, whichever is most current, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents.

     (i) No Undisclosed Liabilities. Except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP which are not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since such date and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

     (j) No Undisclosed Events or Circumstances. Since the date of the financial statement contained in the most recently filed Form 10-Q or Form 10-K, whichever is most current, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

     (k) Indebtedness. The SEC Documents reflect all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (A) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (B) all guaranties, endorsements and contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (C) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in material default with respect to any Indebtedness.

     (l) Title to Assets. Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the SEC Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the SEC Documents or such that do not cause a Material Adverse Effect. All said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

     (m) Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the SEC Documents, there is no material action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary.

     (n) Taxes. The Company and each subsidiary has filed all material tax returns which it is required to file under applicable laws; all such tax returns are true and accurate in all material respects and have been prepared in compliance with all applicable laws; the Company has paid all material taxes due and owing by it or any subsidiary (whether or not such taxes are required to be shown on a tax return) and has withheld and paid over to the appropriate taxing authorities all material Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1999, the charges, accruals and reserves for material taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any tax liabilities of the Company if its current tax year were treated as ending on the date hereof. No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. To the knowledge of the Company, there are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the



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





Company or any subsidiary; no information related to tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any foreign, federal, state or local taxing authority.

     (o) Certain Fees. No brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement.

     (p) Disclosure. Neither this Agreement or the schedules hereto nor any other documents, certificates or instruments furnished to the Investor by or on behalf of the Company or any subsidiary by an authorized officer of the Company or such subsidiary in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

     (q) Material Agreements. Except as set forth in the SEC Documents, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to a registration statement on Form S-1 or other applicable form (collectively, "Material Agreements") if the Company or any subsidiary were registering securities under the Securities Act. The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect.

     4. Miscellaneous.

     (a) Fees and Expenses. Each party shall pay all of its own fees and expenses related to the transactions contemplated by this Agreement.

     (b) Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing and any investigation made by Travelers in connection with this Agreement.

     (c) Entire Agreement; Amendment. This Agreement, together with the Securities delivered pursuant hereto, contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Investor make any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.


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     (d) Notices.  Any notice,  demand,  request,  waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (i) upon hand delivery or facsimile at the address or number designated on the signature pages hereof (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be as set forth on the signature pages hereof. Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other parties hereto in accordance herewith.

     (e) Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     (f) Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

     (g) No Third Party Beneficiaries; Assignment. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. The Investor may assign any of its rights under this Agreement to any assignee of the Securities. The Company may not assign any of its rights or obligations under this Agreement without the Investor's written consent.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. Each of the Company and the Investor waives any right to a jury trial with respect to any dispute arising out of this Agreement.

     (i) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

     (j) Publicity. The Company and the Investor may agree upon a press release to be issued by the Company immediately upon execution of this Agreement describing this Agreement and the transactions contemplated hereby. Thereafter, either party may make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided, however, that prior to issuing any such press release, making any such public statement or announcement, such party must obtain the prior consent of the other party, which consent shall not be unreasonably withheld or delayed.

     (k) Severability. The provisions of this Agreement are severable and, in the event that any court shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

     (l) Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.





     This Agreement has been executed as of the date and year first written above.

                                       EMAGIN CORPORATION


                                        By:/s/Andrew P. Savadelis
                                           -------------------------------
                                           Name:  Andrew P. Savadelis
                                           Title: Chief Financial Officer
                                           Address:
                                                 2070 Route 52
                                                 Hopewell Junction, NY 12533
                                                 Attention: Chief Financial
                                                            Officer

                                        INVESTOR:

                                        THE TRAVELERS INSURANCE COMPANY

                                        By:/s/F. Denny Voss
                                           -----------------------------
                                           Name:  F. Denny Voss
                                           Title: Sr. Vice President
                                           Address:
                                                c/o Citigroup Investments Inc.
                                                399 Park Avenue, 14th Floor
                                                New York, NY 10022
                                                Attention:  Jack L. Rivkin

                                    Exhibit A
                                  Form of Note